SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                            ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                        Date of Report: April 21, 1997



                                F.N.B. CORPORATION

             (Exact name of registrant as specified in its charter)


      Pennsylvania                   0-8144                 25-1255406
------------------------          -----------          -------------------
(State of Incorporation)          (Commission            (IRS Employer
                                  File Number)         Identification No.)



          Hermitage Square, Hermitage, Pennsylvania         16148
          -----------------------------------------       ----------
           (Address of principal executive offices)       (Zip code)



                                (412) 981-6000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

               F.N.B. Corporation (FNB) completed its merger with West Coast Bancorp, Inc. (West Coast), a bank holding company headquartered in Cape Coral, Florida, effective April 18, 1997. Under the terms of the merger agreement, each outstanding share of West Coast's common stock was converted into .794 share of FNB common stock with cash being paid in lieu of fractional shares, a total of 1.2 million shares of FNB common stock were issued. At March 31, 1997, West Coast had total assets and deposits of $180.9 million and $163.9 million, respectively. The transaction was accounted for as a pooling of interests.

          The Cape Coral offices of First National Bank of Southwest Florida, the sole subsidiary of West Coast, will be merged into Cape Coral National Bank, with Cape Coral National Bank being the surviving entity. The Ft. Myers offices will operate as a separate banking affiliate, under the name First National Bank of Ft. Myers.






ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)  Exhibits
                 --------

                      Description

                 2.1 Agreement and plan of merger, dated as of November 15, 1996 by and between F.N.B. Corporation, Southwest Banks, Inc. and West Coast Bancorp, Inc., incorporated by reference to Exhibit 2.1 to the Corporation's Current Report on Form 8-K dated November 15, 1996.

                99.1  April 18, 1997 Press Release

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                                  Signatures
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                               F.N.B. CORPORATION
                                               (Registrant)



                                               By:/s/John D. Waters
                                                  --------------------------
                                               Name:  John D. Waters
                                               Title: Vice President and
                                               Chief Financial Officer

Dated: April 21, 1997

                                                                  EXHIBIT 99.1



          F.N.B. CORPORATION
          (NASDAQ:  FBAN)
          HERMITAGE, PA 16148


DATE:            April 18, 1997
FOR RELEASE:     Immediately
CONTACT:         John D. Waters
                 V.P. and Chief Financial Officer
                 (412) 983-3440

----------------------------------------------------------------------------
                  F.N.B. CORPORATION COMPLETES FLORIDA MERGER

HERMITAGE, PA -- F.N.B. Corporation announced that the merger with West Coast

Bancorp, Inc., Cape Coral, Florida, was completed today.  Under the terms of the Merger Agreement, F.N.B. exchanged .794 shares of common stock for each share of West Coast common stock, a total issuance of 1,197,128 shares.

       Peter Mortensen, Chairman and President of F.N.B. Corporation,

commented, "This merger complements our recent affiliation with Southwest

Banks, Inc. and its wholly owned subsidiaries, First National Bank of Naples and Cape Coral National Bank.  With the addition of West Coast, F.N.B. will continue to enhance its strategic investment in Cape Coral and Ft. Myers, one of the fastest growing areas in the United States."

       F.N.B. recently announced record first quarter earnings of $6.7

million or $0.52 per share.    F.N.B.'s return on equity of 14.4% and return

on assets of 1.2% for the first quarter of 1997 represents strong financial performance in all markets.  These results represent a 17% increase over first quarter 1996.  F.N.B. common stock was quoted yesterday at $24.375, the average of the closing bid and ask prices.

       Gary Tice, Chairman of Southwest Banks, added, "The Cape Coral offices of First National Bank of Southwest Florida and Cape Coral National Bank will merge their operations and create the largest community bank in Cape Coral.

The Ft. Myers offices will continue to operate as a separate banking affiliate, to be named First National Bank of Ft. Myers.  This structure will result in favorable cost savings without a reduction in our commitment to excellence in customer service.  West Coast has averaged in excess of 17%

asset growth over the past five years."

       F.N.B. Corporation has $2.5 billion in assets operating eight community banks and a consumer finance subsidiary through 107 offices in

Pennsylvania, Florida, Ohio and New York.

                                     ####
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